Exhibit 99.1

Document Security Systems Reports Third Quarter of 2015 Financial Results

ROCHESTER, NY—November 13, 2015 — Document Security Systems, Inc. (NYSE MKT: DSS), (DSS), a leader in anti-counterfeiting and authentication solutions, reported results for the third quarter ended September 30, 2015.

Q3 2015 Financial Highlights

Revenue for the third quarter of 2015 decreased 11% to $4.4 million from $5.0 million in the same year-ago quarter. During the quarter, printed products revenue decreased 11% while technology sales, services and licensing decreased 6%. During the quarter the Company experienced declines in its commercial printing and packaging revenues partially offset by an increase in its plastic cards sales and in particular, increases in sales of ID cards with technology (including RFID, smart cards, and proximity cards).

Costs and expenses totaled $5.2 million, a decrease of 72% from $18.7 million in the third quarter of 2014. The decrease reflected cost decreases in nearly every expense category, along with the impact of an $11.8 million impairment expense recorded in the third quarter of 2014. Direct costs of goods sold, excluding depreciation and amortization, decreased to 57.8% of sales from 62.7% of sales in the third quarter of 2014. In addition, depreciation and amortization costs decreased approximately $917,000 or 69% due to a significant reduction in the carrying-value of the Company’s IP assets in 2015 as compared to 2014.

Net loss to common shareholders totaled $860,000 or $(0.02) per basic and diluted share, as compared to net loss to common shareholders of $8.1 million or ($0.19) per basic and diluted share in the third quarter of 2014. The 89% decrease in net loss was the result of the improvement in results due to the reductions in costs of nearly every expense category that more than offset the decrease in revenue incurred during the quarter. In addition, in 2014, the Company’s net loss reflected a net impairment charge for one of the Company’s investments of approximately $7.1 million which did not reoccur in the 2015 period.

Adjusted EBITDA loss, a non-GAAP metric defined as earnings before interest, taxes, depreciation, amortization, and stock-based compensation, and other non-recurring items, totaled $162,000 compared to an adjusted EBITDA loss of $362,000 in the third quarter of 2014 (see further discussion about the use of adjusted EBITDA, below). The improvement reflected the increase in adjusted EBITDA generated by the Company’s printed products groups and the benefit of the cost reductions made by the Company that significantly reduced corporate costs.

As of September 30, 2015, the Company had cash and restricted cash of approximately $1.5 million.

About Document Security Systems

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem. DSS technologies help verify the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites. DSS continually invests in research and development to meet the ever-changing security needs of its clients and offers licensing of its patented technologies through its subsidiary, DSS Technology Management, Inc.

For more information on the AuthentiGuard Suite, please visit www.authentiguard.com. For more information on DSS and its subsidiaries, please visit www.DSSsecure.com. To follow DSS on Facebook, click here.

For More Information

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

Forward-Looking Statements

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, those disclosed in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 filed with the Securities and Exchange Commission. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	% change	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014	% change
Revenue
Printed products	$3,975,000	$4,489,000	-11%	$10,678,000	$12,060,000	-11%
Technology sales, services and licensing	445,000	475,000	-6%	1,367,000	1,415,000	-3%
Total revenue	$4,420,000	$4,964,000	-11%	$12,045,000	$13,475,000	-11%

Costs and expenses
Cost of goods sold, exclusive of depreciation and amortization	$2,556,000	$3,111,000	-18%	$7,206,000	$8,506,000	-15%
Sales, general and administrative compensation	1,008,000	1,168,000	-14%	3,021,000	3,613,000	-16%
Depreciation and amortization	405,000	1,322,000	-69%	1,175,000	3,923,000	-70%
Professional fees	508,000	388,000	31%	1,534,000	1,430,000	7%
Stock based compensation	199,000	265,000	-25%	842,000	1,105,000	-24%
Sales and marketing	57,000	124,000	-54%	250,000	425,000	-41%
Rent and utilities	186,000	201,000	-7%	510,000	567,000	-10%
Other operating expenses	151,000	216,000	-30%	564,000	665,000	-15%
Research and development	117,000	118,000	-1%	350,000	344,000	2%
Impairment of intangible assets and investments	-	11,750,000	-100%	-	11,750,000	100%
Total costs and expenses	$5,187,000	$18,663,000	-72%	$15,452,000	$32,328,000	-52%

Operating loss	(767,000)	(13,699,000)	-94%	(3,407,000)	(18,853,000)	-82%

Other expenses
Interest expense	$(89,000)	$(89,000)	0%	$(257,000)	$(253,000)	2%
Gains on sales of investment and equipment	-	-	0%	146,000	-	100%
Net loss on debt modification and extinguishment	-	-	0%	(19,000)	(52,000)	-63%

Other expense	$(89,000)	$(89,000)	0%	$(130,000)	$(305,000)	-57%

Loss before income taxes	(856,000)	(13,788,000)	-94%	(3,537,000)	(19,158,000)	-82%

Income tax expense (benefit)	5,000	(1,000,000)	0%	14,000	(990,000)	0%

Net loss including noncontrolling interest	(860,000)	(12,769,000)	-93%	(3,550,000)	(18,168,000)	-80%

Less: loss attributable to noncontrolling interest	-	4,700,000	-100%	-	4,700,000	-100%

Net loss to common shareholders	$(860,000)	$(8,069,000)	-89%	$(3,550,000)	$(13,468,000)	-74%

Loss per share:
Basic and diluted	$(0.02)	$(0.19)	-89%	$(0.08)	$(0.32)	-75%

Shares used in computing loss per share:
Basic and diluted	46,813,768	42,213,654	11%	46,453,962	42,060,015	10%

DOCUMENT SECURITY SYSTEMS, INC.  AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

As of

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS

Current assets:
Cash	$1,244,696	$2,343,675
Restricted cash	293,043	355,793
Accounts receivable, net	2,051,744	2,097,671
Inventory	1,239,860	869,262
Prepaid expenses and other current assets	471,655	425,671
Deferred tax asset, net	2,499	2,499
Total current assets	5,303,497	6,094,571

Property, plant and equipment, net	5,177,053	5,016,539
Investments and other assets, net	621,049	686,912
Goodwill	12,046,197	12,046,197
Other intangible assets, net	3,217,472	3,908,399

Total assets	$26,365,268	$27,752,618

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,016,693	$1,037,359
Accrued expenses and other current liabilities	1,578,878	1,997,241
Current portion of long-term debt, net	1,330,604	754,745

Total current liabilities	4,926,175	3,789,345

Long-term debt, net	6,689,483	7,439,036
Other long-term liabilities	539,630	520,180
Deferred tax liability, net	162,469	148,258

Commitments and contingencies

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 50,620,585 shares issued and outstanding (46,172,404 on December 31, 2014)	1,012,412	923,448
Additional paid-in capital	102,685,296	101,012,659
Accumulated other comprehensive loss	(80,630)	(61,180)
Accumulated deficit	(89,569,567)	(86,019,128)
Total stockholders' equity	14,047,511	15,855,799

Total liabilities and stockholders' equity	$26,365,268	$27,752,618

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30,

(unaudited)

	2015	2014
Cash flows from operating activities:
Net loss	$(3,550,439)	$(18,167,659)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	1,174,900	3,923,220
Stock based compensation	842,265	1,105,395
Paid in-kind interest	68,000	30,000
Gain on sale of equipment	(46,283)	-
Amortization of note discount	-	30,010
Impairment of intangible assets and investments inclusive of noncontrolling interest	-	11,749,528
Net loss on debt modification and extinguishment	19,096	-
Change in deferred tax provision	14,211	(990,093)
Foreign currency translation gain	(29,400)	(2,305)
Decrease (increase) in assets:
Accounts receivable	45,927	293,927
Inventory	(370,598)	(330,944)
Prepaid expenses and other assets	19,879	(210,504)
Restricted cash	62,750	108,707
Increase (decrease) in liabilities:
Accounts payable	979,334	48,669
Accrued expenses and other liabilities	(396,513)	831,239
Net cash used by operating activities	(1,166,871)	(1,580,810)

Cash flows from investing activities:
Purchase of property, plant and equipment	(118,497)	(257,764)
Sale of equipment	46,283	-
Purchase of investments	-	(750,000)
Purchase of intangible assets	(990)	(1,216,063)
Net cash used by investing activities	(73,204)	(2,223,827)

Cash flows from financing activities:
Net payments on revolving lines of credit	-	(158,087)
Payments of long-term debt	(737,240)	(457,303)
Borrowings of long-term debt	-	4,041,000
Issuances of common stock, net of issuance costs	878,336	301,973

Net cash provided by financing activities	141,096	3,727,583

Net decrease in cash	(1,098,979)	(77,054)
Cash beginning of period	2,343,675	1,977,031

Cash end of period	$1,244,696	$1,899,977

About the Presentation of Adjusted EBITDA

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net income (loss) interest, income taxes, depreciation and amortization expense as further adjusted to add back stock-based compensation expense and non-recurring items. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net loss to Adjusted EBITDA loss:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014	% change	2015	2014	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss:	$(860,000)	$(8,069,000)	-89%	$(3,550,000)	$(13,468,000)	-74%
Add backs:
Depreciation & amortization	405,000	1,322,000	-69%	1,175,000	3,923,000	-70%
Stock based compensation	199,000	265,000	-25%	842,000	1,105,000	-24%
Interest expense	89,000	89,000	0%	257,000	253,000	2%
Amortization of note discount and net loss on debt extinguishment and modification	-	-	0%	19,000	52,000	-63%
Income Taxes	5,000	(1,000,000)	-101%	14,000	(990,000)	-101%
Foreign currency translation gain	-	(19,000)	-100%	(29,000)	(2,000)	100%
Impairment of intangible assets and investments, net of noncontrolling interests	-	7,050,000	100%	-	7,050,000	100%

Adjusted EBITDA	(162,000)	(362,000)	55%	(1,272,000)	(2,077,000)	39%

Adjusted EBITDA, by group (unaudited)

Printed Products	$724,000	$603,000	20%	$1,411,000	$1,355,000	4%
Technology Management	(490,000)	(424,000)	16%	(1,373,000)	(1,285,000)	7%
Corporate	(396,000)	(541,000)	-27%	(1,310,000)	(2,147,000)	-39%

	(162,000)	(362,000)	-55%	(1,272,000)	(2,077,000)	-39%